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                       SECURITIES AND EXCHANGE COMMISSION
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                            Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       February 15, 2000
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                            Cooper Industries, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



                                     Ohio
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                 (State or Other Jurisdiction of Incorporation)


               1-1175                                  31-4156620
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      (Commission File Number)              (IRS Employer Identification No.)


600 Travis, Suite 5800, Houston, Texas                         77002
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(Address of Principal Executive Offices)                     (Zip Code)



                                 713/209-8400
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.    Other Events.
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Business Outlook for 2000
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The following sets forth the Company's general business outlook for 2000, based on current expectations. The comparative figures for 2000 include the effects of acquisitions made during 1999 and exclude 1999 nonrecurring items.

The Company expects revenues and operating earnings for the Electrical Products segment to increase by 10 to 15 percent. Revenues and operating earnings for the Tools and Hardware segment are expected to be relatively unchanged from the prior year.

The above statements are forward-looking, and actual results may differ materially. The above statements are based on a number of assumptions, risks and uncertainties. The primary economic assumptions include, without limitation, (1) modest growth in the domestic economy; (2) a modest improvement in European markets; (3) a modest increase in construction spending worldwide;
(4) no significant change in raw material costs; (5) realization of benefits of cost reduction programs; and (6) no significant adverse changes in the relationship of the U.S. dollar to the currencies of countries in which the Company does business. The estimates also assume, without limitation, no significant change in competitive conditions and such other risk factors as are discussed from time to time in the Company's periodic filings with the Securities and Exchange Commission.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


COOPER INDUSTRIES, INC.
(Registrant)



Date: February 15, 2000                          /s/ D. Bradley McWilliams
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                                                 D. Bradley McWilliams
                                                 Senior Vice President and
                                                 Chief Financial Officer